Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Leggett & Platt, Incorporated of our report dated June 18, 2024, relating to the financial statements and supplemental schedules of the Leggett & Platt, Incorporated 401(k) Plan and Trust Agreement, which appears in the Annual Report on Form 11-K for the year ended December 31, 2023.

/s/ Forvis Mazars, LLP

Springfield, Missouri
May 23, 2025